Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES PRELIMINARY FISCAL 2015 SECOND QUARTER NET SALES OF APPROXIMATELY $115 MILLION, EPS BETWEEN $1.18 AND $1.21

—Company to Report Full Financial Results, Host Conference Call on February 4—

Philadelphia, PA — January 26, 2015 — Lannett Company, Inc. (NYSE: LCI) today announced that it expects to report fiscal 2015 second quarter net sales of approximately $115 million and diluted earnings per share between $1.18 and $1.21.  For the prior year second quarter, the company recorded net sales of $67.3 million and net income attributable to Lannett of $16.6 million, or $0.46 per diluted share.  The company said higher gross margin drove the considerably improved performance.  The company expects financial results for its fiscal 2015 third and fourth quarters to be consistent with the results reported for the first quarter of fiscal 2015.

Lannett will report full financial results for its fiscal 2015 second quarter on Wednesday, February 4, 2015 after the market closes.  Lannett management will host a conference call that same afternoon at 4:30 p.m. Eastern to review the company’s performance and answer questions.

The conference call will be available to interested parties by dialing 877-261-8992 from the U.S. or Canada, or 847-619-6548 from international locations, passcode 38859987.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications.  For more information, visit the company’s website at www.lannett.com.

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